EXHIBIT 99.1

Boston Solar Readies for Historic Project Launch with Global Manufacturer

-	One of Largest Single Commercial Solar Installation in Company History
-	Site Audits and Inspections Completed Clearing Path for Installation

Woburn, Massachusetts – (March 5th, 2024) – SinglePoint Inc (CBOE: SING) (“SinglePoint” or “the Company”) subsidiary Boston Solar, a proud partner of the Boston Red Sox and a leading provider of solar energy solutions, recently completed site inspections clearing path for a rooftop solar installation on a global manufacturing services corporations building, headquartered in the heart of Boston, MA. The installation is expected to be 769.12kW DC / 483.3kW AC spanning across two roof plans with over +1600 MAXEON 460W panels and 9 solar inverters.

“This is one of the largest commercial solar projects that Boston Solar has had the opportunity to be a part of,” says Michael Morlino, President of Boston Solar. Within the scope of the project, Boston Solar will provide comprehensive engineering, procurement, and construction (EPC) services which also includes the design and installation of the large and custom solar energy system.

“Our team has worked diligently to ensure that this project progresses smoothly and efficiently to reach this stage” said Michael Ricci, Director of Commercial Solar at Boston Solar. The anticipated outcome of this project is significant for both the production and revenue goals of Boston Solar along with the renewable energy objectives for its partner.

Boston Solar has a proven track record of successfully completing commercial projects for prestigious clients, including prestigious jobs like Fenway Park and a Federal Agency, with updates on further progress forthcoming. Recently, the company has also secured a partnership with a prominent global hotel chain linked here. Anticipating a shift towards more commercial ventures in 2024, Boston Solar foresees substantial growth in profitable revenue. Notably, the company has amassed its largest-ever pipeline of commercial projects, with additional details to be unveiled as developments unfold.

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Boston Solar continues to lead the way in providing financially feasible and eco-friendly solar solutions for both residential and commercial customers. This and its other partnerships highlight the company’s dedication to making the shift towards a more sustainable future and greener.

Future announcements and updates will be provided as the project continues towards completion.

About Boston Solar

Boston Solar is a subsidiary of SinglePoint Inc. (CBOE: SING) Since its founding in 2011, Boston Solar has installed more than 5,000 residential and commercial solar arrays, powering thousands of homes and businesses in New England, primarily in Massachusetts. The mission of Boston Solar is to provide superior clean energy products, exceptional customer service, and the highest-quality artistry in residential and commercial installations.

Boston Solar has accumulated several distinctions of recognition of the company’s outstanding triumphs:

Honored with the 2020 Guildmaster Award from GuildQuality, the award acknowledged how Boston Solar demonstrated exceptional customer service within the residential construction industry.

Named a Top Solar Contractor by Solar Power World magazine for five consecutive years.

Applauded by the Boston Business Journal’s “Largest Clean Energy Companies in Massachusetts” list.

Boston Solar is a Solar Energy Business Association of New England (SEBANE) member. The company is headquartered at 12 Gill St. Suite – 5650 Woburn, MA 01801. Learn more at: www.bostonsolar.us

About SinglePoint Inc.

SinglePoint Inc. is a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model. The Company is also actively exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies that enhance sustainability and a healthier life. For more information, visit the Company’s website (www.singlepoint.com).

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Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, the use of proceeds, anticipated growth and future expansion, are forward-looking statements that involve risks and uncertainties.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Media Contact:

Nicholas Andrade, Marketing Assistant.

info@bostonsolar.us

Investor Relations Contact:

SinglePoint Inc

investor@singlepoint.com

888-682-7464

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